AMENDED AND RESTATED
                                UNITED PETROLEUM
                                   CORPORATION
                                     BYLAWS

                         ADOPTED AS OF NOVEMBER 12, 1999
                          UNITED PETROLEUM CORPORATION
                                     BYLAWS









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                                     BYLAWS
                                       OF
                          UNITED PETROLEUM CORPORATION

                               ARTICLE I. OFFICES

         Section 1. Registered Office. The address of the registered office of the corporation in the State of Delaware shall be 1013 Centre Road, Wilmington, County of New Castle, State of Delaware 19805, and the registered agent at such address in charge thereof shall be The Prentice-Hall Corporation System, Inc., all of which shall be subject to change from time to time as permitted by law.

         Section 2. Other Offices. The corporation may also have an office or offices or place or places of business within or without the State of Delaware as the board of directors may from time to time designate.

                      ARTICLE II. MEETINGS OF STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of stockholders for the election of directors and for the purpose of transacting such other proper business shall be held within or without the State of Delaware on such date and at such time and place as may be designated by resolution of the board of directors from time to time.

         Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time (i) by the board of directors,
(ii) by a committee of the board of directors whose power and authority, either as expressly provided in the resolution of the board of directors, or as may be provided in these bylaws, includes the power to call such meetings or (iii) upon the request to the board of directors in writing of stockholders of record holding a majority of votes which could be cast by the holders of all outstanding shares having the right to vote at such meeting.

         Section 3. Time and Place of Special Meetings. Special meetings of the stockholders shall be held at such times and at such places, within or without the State of Delaware, as may from time to time be designated by the board of directors, with regard to special meetings called by it or called upon the request of stockholders, or as may be otherwise designated by the committee calling such meeting.

         Section 4. Notice. Written notice of all stockholders' meetings, stating the place, date and hour thereof, and the purpose or purposes thereof, shall be given to each stockholder of record entitled to notice of or to vote at such meeting. If mailed, such notice shall be deemed to have been given when deposited in the United States mails, postage prepaid, addressed to the stockholder at his address as it appears on the records of the corporation.

         Section 5. Quorum. Except as may otherwise be provided by law, the certificate of incorporation or these bylaws, the presence, in person or by proxy, at each meeting of stockholders, of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall constitute a quorum, but, in the absence of a quorum and until a quorum is secured, either the chairman of the meeting or a majority of the votes cast at the meeting by holders who are present, in person or by proxy, may adjourn the meeting, from time to time, without further notice if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken.

         Section 6. Adjournment. Any meeting of stockholders may be adjourned at the meeting from time to time, either by the chairman of the meeting, for an announced proper purpose, or by the stockholders, for any reason, to reconvene at a later time and at the same or some other place, and, unless otherwise provided by law, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting. If a quorum is present at any meeting, any adjournment of such meeting by the chairman of the meeting may be overruled by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at the meeting.

         Section 7. Organization of Meetings. Meetings of stockholders shall be presided over by the chairman of the meeting who shall be the Chairman of the board, if any, or in his absence, the President, if any, or Chief Executive Officer, or in his absence, by a Vice President, or in the absence of the foregoing persons or persons with functionally equivalent executive titles, by the person so designated by the board of directors or in the absence of any such designation, by a chairman chosen by the stockholders at the meeting. The Secretary, if any, shall act as secretary of the meeting, but in his absence, the chairman of the meeting shall appoint a secretary of the meeting.

         Section 8. Voting and Record Date. Unless otherwise provided in the certificate of incorporation, each stockholder entitled to vote shall, at every meeting of the stockholders, be entitled to one vote, in person or by proxy, for each share of voting stock held by him, but no proxy shall be voted on after three years from its date, unless it provides for a longer period. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by tendering to the corporation at or before the meeting either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Voting at meetings need not be by written ballot and need not be conducted by inspectors of election unless otherwise required by law (e.g., 8 Del. C. Section 231) as prescribed in accordance with Section 9 of this
Article II. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect directors. Unless otherwise provided by law, the certificate of incorporation or these bylaws, all other elections and matters shall be determined by the vote of the holders of record of outstanding shares of stock comprising a majority of the votes which could be cast and which are present at the meeting, in person or by proxy, and entitled to vote at such meeting. The fixing of a record date for the determination of stockholders entitled to vote shall be as provided by law.

         Section 9. Conduct of Meeting. Subject to and to the extent permitted by Delaware law, the board of directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with law or such rules and regulations as adopted by the board of directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the board of directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting and announcement of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) appointment of inspectors of election and other voting procedures, including, without limitation, those procedures set out in 8 Del. C. Section 231. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 10. Action Without Meeting. Any action permitted or required to be taken at any meeting of shareholders may be taken by written consent without a meeting subject to and to the extent permitted by applicable Delaware law.

                             ARTICLE III. DIRECTORS

         Section 1. Number. The entire board of directors shall initially consist of five (5) directors and, thereafter, from time to time, such number as shall be established by resolution of the board of directors; provided, however, that the number of directors shall be increased to seven (7) directors in the event that the Corporation shall fail to pay dividends on its Class A Preferred Stock for eight (8) consecutive full quarter-annual periods as specified in the Certificate of Designation filed by the Corporation with the Office of the Secretary of State of the State of Delaware on August __, 1999 (the "Certificate of Designation"). The two (2) additional directors added upon the failure of the conditions set forth in the Certificate of Designation are herein referred to as the "Default Directors."

         Section 2. Term, Qualification, Vacancies and Newly Created Directorships. The directors shall hold office until the next annual election and until their successors are elected and qualify or until their earlier resignation or removal. Directors need not be stockholders. Directors shall be elected by a plurality of votes cast at a meeting of the stockholders, except that if there be a vacancy in the board by reason of death, resignation or otherwise, or if there be any newly created directorships resulting from an increase in the authorized number of directors, such vacancy or directorship shall be filled by a majority of the directors then in office, although less than a quorum; provided, however, that the Default Directors, if any, shall be elected solely by a plurality of votes cast at a meeting of the holders of the Class A 9% Non-Voting Preferred Stock of the Corporation and any vacancy arising with respect to a Default Director shall be filled by a plurality vote of the Class A 9% Non-Voting Preferred Stock of the Corporation. Any director chosen by reason of such vacancy or such newly created directorship shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier resignation or removal.

         When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office as provided in these bylaws in the filling of other vacancies.

         Section 3. Removal. Any director or directors may be removed, either with or without cause, at any time by the affirmative vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares entitled to vote thereon at a meeting called for that purpose at which a quorum is present; provided, however, that any Default Director shall may only be removed, either with or without cause, at any time by the affirmative vote of the holders of shares of the Class A 9% Non-Voting Preferred Stock of the Corporation.

         Section 4. Powers. The board of directors shall manage the property and the business and affairs of this corporation and shall have all such powers and authority, as may be exercised by the board of directors of a corporation organized under the General Corporation Law of the State of Delaware.

         Section 5. Meetings of Directors. Regular meetings of the board of directors may be held within or without the State of Delaware at such time and place as may be fixed from time to time by resolution of the board. No notice of regular meetings shall be required.

         Special meetings of the board of directors may be called by the President, any Vice President, the Secretary or any director. Notice of the date, time and place of the meeting shall be given by or at the direction of the person or persons calling the meeting, and unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice. Unless the board of directors prescribes different periods of time for notice, notice shall be provided to each director at least 24 hours in advance of the special meeting if notice is by personal service, telephone, facsimile copier or in person and at least seven days in advance if notice is by means of mail, telegram, cablegram or radiogram. Special meetings of the directors may be held within or without the State of Delaware as is indicated in the notice or waiver of notice thereof.

         Section 6. Quorum. A majority of the total authorized number of directors constituting the entire board of directors shall constitute a quorum for the transaction of business, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

         Section 7. Vote Necessary to Act and Participation by Conference Telephone. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, except as may otherwise be provided by law, the certificate of incorporation or these bylaws. Participation in a meeting by conference telephone or similar means by which all participating members of the board can hear each other shall constitute presence in person at such meeting.

         Section 8. Executive and Other  Committees.

         (A) The board of directors may, by resolution passed by a majority of the total authorized number of, or whole board or directors, designate an executive committee and/or one or more other committees, each committee to consist of two or more members of the board of directors. Any such committee, to the extent provided in the resolution or in these bylaws, shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, except in reference to powers or authority expressly forbidden such a committee by applicable statutory law, and may authorize the seal of the corporation to be fixed to all papers which may require it.

         (B) In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

         (C) The executive committee shall have and shall exercise, between the meetings of the board of directors, the full power and authority of the board in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend, to call meetings of shareholders and to authorize the issuance of stock, except in reference to power and authority expressly forbidden by applicable statutory law, and may authorize the seal of the corporation to be affixed to all papers which require it; provided, however, that the executive committee shall not have the power or authority to fill vacancies in its own membership which vacancies shall be filled by the board of directors.

         (D) The executive committee and such other committees shall meet at stated times or on notice to all of their own number. They shall fix their own rules of procedure. A majority shall constitute a quorum, but the affirmative vote of a majority of the whole committee shall be necessary to act in every case.

         (E) Such other committees shall have and may exercise the powers and authority of the board of directors to the extent provided in such resolution or resolutions.

         Section  9.  Compensation.   The  board  of  directors  shall  fix  the
compensation of directors.

         Section 10. Rules of Procedure. Subject to applicable law, the certificate of incorporation and these bylaws, the board of directors shall fix its own rules of procedure and conduct from time to time.

         Section 11. Action Without Meeting. Any action permitted or required to be taken at any meeting of the board of directors may be taken by unanimous written consent without a meeting subject to and to the extent permitted by applicable Delaware law.

                              ARTICLE IV. OFFICERS

         Section 1. Officers. The board of directors shall elect a President, Secretary and Treasurer (by those or any other functionally equivalent executive titles) and may elect other officers and agents, including one or more Vice Presidents. In addition, the board of directors may elect a Chairman from among its members. All officers of this corporation shall be chosen by the board of directors by the vote of a majority of the directors present at a meeting at which a quorum is present or by written consent pursuant to applicable statutory law. No officer need be a stockholder.

         Section 2. Number Of Offices. Any number of offices may be held by the same person.

         Section 3. Terms. The officers of the corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer chosen or appointed by the board of directors may resign at any time by written notice to the corporation and may be removed immediately, either with or without cause, at any time, by affirmative vote of a majority of the total authorized number, or whole board of directors. If the office of any officer or agent becomes vacant for any reason, the vacancy may be filled by the board of directors in the same manner as any officer or agent of this corporation is chosen.

         Section 4. Duties of the Executive Officers. The officers of this corporation shall have such powers and shall perform such duties, executive or otherwise, as from time to time may be prescribed or assigned to them by the board of directors, and to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors. The board of directors shall assign to one officer the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

                           ARTICLE V. INDEMNIFICATION

         Section  1.  Right  of  Indemnification.

         (A) This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of this corporation), by reason of the fact that he is or was a director or officer of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such act, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (B) This corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of this corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to this corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         (C) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking, which undertaking shall itself be sufficient without the need for further evaluation of any credit aspects of the undertaking or with respect to such advancement, by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in
Section 145 of the Delaware General Corporation Law. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if
any,  as  the  board  of  directors   deems   appropriate.

         (D) The right of indemnification provided by this Article V shall apply as to action by any person in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be such director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (E) Notwithstanding the foregoing provisions of this Article V, the right of indemnification provided hereunder shall not apply with respect to an action, suit or proceeding (or part thereof) initiated by a director, officer or other indemnified person unless the initiation of such action, suit or proceeding (or part thereof) was authorized by the board of directors of this corporation; provided, however, that this Paragraph (E) shall not limit the right of an indemnified person to recover the expenses of suit with respect to a suit by such indemnified person against this corporation to recover the unpaid amount of a claim for indemnification under Paragraph (A) or Paragraph (B) of this Article V, or the unpaid portion of a claim for advancement of expenses under Paragraph (C) of this Article V, or the defense of a suit by this corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the extent that the indemnified person is successful in prosecuting or defending such suit.

         (F) The right of indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (G) The right of indemnification provided by this Article V shall be deemed to be a contract between this corporation and each director and officer of this corporation who serves in such capacity, both as to action in his official capacity and as to action in another capacity while holding such office, at any time while this Article V and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         (H) Notwithstanding any provision of this Article V to the contrary, this corporation may, but shall not be obligated to, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not this corporation would have the power to indemnify him against such liability.

         (I) For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article V.

                           ARTICLE VI. MISCELLANEOUS

         Section 1. Certificates of Stock. Certificates of stock shall be signed, manually or by facsimile signature, by the President or a Vice President and either the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary (or the executive titles functionally equivalent thereto). If a certificate of stock be allegedly lost, stolen or destroyed, another may be issued in its stead upon proof of loss, theft or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the corporation against any claim or loss. A new certificate may be issued without requiring bond when, in the judgment of the board of directors, it is proper to do so.

         Section 2. Transfer of Stock. All transfers of stock of the corporation shall be made upon its books by the holder of the shares in person or by his lawfully constituted representative, upon surrender of certificates of stock, duly endorsed or with acceptable power attached thereto, for cancellation.

         Section 3. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

         Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal Delaware".

         Section 5. Fiscal Year. The fiscal year of the corporation shall be determined by resolution of the board of directors.

         Section 6. Books and Records. The books, records and accounts of the corporation, except as may otherwise be required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the Bylaws or by resolution of the directors.

         Section 7. Notices. Any written waiver of notice, signed by the person entitled to notice, whether before or after the event with respect to which such waiver pertains, shall be deemed equivalent to proper notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except where attendance is for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                        ARTICLE VII. AMENDMENT OF BYLAWS

         These bylaws may be amended, altered, repealed or added to by the board of directors but this power shall not divest or limit the power of the stockholders to adopt, amend or repeal these bylaws.


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                                TABLE OF CONTENTS


                                                                            Page



ARTICLE I.OFFICES............................................................1

      Section 1.Registered Office............................................1
      Section 2.Other Offices................................................1

ARTICLE II.MEETINGS OF STOCKHOLDERS..........................................1

      Section 1.Annual Meeting...............................................1
      Section 2.Special Meetings.............................................1
      Section 3.Time and Place of Special Meetings...........................2
      Section 4.Notice.......................................................2
      Section 5.Quorum.......................................................2
      Section 6.Adjournment..................................................2
      Section 7.Organization of Meetings.....................................3
      Section 8.Voting and Record Date.......................................3
      Section 9.Conduct of Meeting...........................................4
      Section 10.Action Without Meeting......................................5

ARTICLE III.DIRECTORS........................................................5

      Section 1.Number.......................................................5
      Section 2.Term, Qualification, Vacancies and Newly Created
            Directorships....................................................5
      Section 3.Removal......................................................6
      Section 4.Powers.......................................................7
      Section 5.Meetings of Directors........................................7
      Section 6.Quorum.......................................................7
      Section 7.Vote Necessary to Act and Participation by Conference
            Telephone........................................................7
      Section 8.Executive and Other Committees...............................8
      Section 9.Compensation.................................................9
      Section 10.Rules of Procedure..........................................9
      Section 11.Action Without Meeting......................................9

ARTICLE IV.OFFICERS..........................................................9

      Section 1.Officers.....................................................9
      Section 2.Number Of Offices...........................................10
      Section 3.Terms.......................................................10
      Section 4.Duties of the Executive Officers............................10

ARTICLE V.INDEMNIFICATION...................................................10

      Section 1.Right of Indemnification....................................10

ARTICLE VI.MISCELLANEOUS....................................................14

      Section 1.Certificates of Stock.......................................14
      Section 2.Transfer of Stock...........................................15
      Section 3.Stockholders of Record......................................15
      Section 4.Corporate Seal..............................................15
      Section 5.Fiscal Year.................................................15
      Section 6.Books and Records...........................................15
      Section 7.Notices.....................................................15

ARTICLE VII.AMENDMENT OF BYLAWS.............................................16